                                                                  EXHIBIT 10.1.2




                            RESTRICTED UNIT AGREEMENT

                                    UNDER THE

                  SUNOCO PARTNERS LLC LONG-TERM INCENTIVE PLAN



     This Restricted Unit Agreement (the "Agreement"), entered into as of ____________ (the "Agreement Date"), by and between Sunoco Partners LLC (the "Company") and __________________, an employee of the Company or one of its subsidiaries (the "Participant");


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, in order to make certain awards to officers and/or key employees, the Company maintains the Sunoco Partners LLC. Long-Term Incentive Plan (the "Plan"); and

         WHEREAS, the Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"); and

         WHEREAS, the Committee has determined to make an award to the Participant of Restricted Units, representing rights to receive common units, representing limited partnership interests in Sunoco Logistics Partners L.P. (the "Partnership"), which are subject to a risk of forfeiture by the Participant, pursuant to the terms and conditions of the Plan; and

         WHEREAS, the Participant has determined to accept such award;

         NOW, THEREFORE, the Company and the Participant each, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I
                            AWARD OF RESTRICTED UNITS

1.1 IDENTIFYING PROVISIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

         (a)  Participant                        :
                                                   -----------------------------

         (b)  Date of Grant                      :
                                                   -----------------------------

         (c)  Number of Restricted Units         :
                                                   -----------------------------

         (d)  Restricted Period                  :
                                                   -----------------------------

         Any initially capitalized terms and phrases used in this Agreement but not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan.

1.2 AWARD OF RESTRICTED UNITS. Subject to the terms and conditions of the Plan and this Agreement, the Participant is hereby granted the number of Restricted Units set forth herein at Section 1.1.



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005

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1.3      DISTRIBUTION EQUIVALENT RIGHTS ("DERS"). The Participant shall be entitled to receive payment from the Company in an amount equal to each cash distribution payable subsequent to the Date of Grant (each such entitlement being a distribution equivalent right or "DER"), just as though the Participant, on the applicable record date for payment of such cash distribution, had been the holder of record of common units, representing limited partnership interests in the Partnership, equal to the actual number of Restricted Units, if any, earned and received by the Participant at the end of the Restricted Period. The Company shall establish a bookkeeping methodology to account for the distribution equivalents to be credited to the Participant in recognition of these DERs. Such distribution equivalents will not bear interest.

1.4 PERFORMANCE MEASURES. Exhibit _____, attached hereto and made a part hereof, sets forth the performance measures that will be applied to determine the amount of the award earned pursuant to this Agreement. Any or all of these performance measures may be modified by the Committee during, and after the end of, the Restricted Period to reflect significant events that occur during such Restricted Period.

1.5 PAYMENT OF RESTRICTED UNITS AND RELATED DERS. Payment in respect of the Restricted Units, and the related DERs, shall be paid to Participant within ninety (90) days after the Restricted Period for such Restricted Units has ended, but only to the extent the Committee determines that the applicable performance targets have been met.

         (a) Payment in respect of Restricted Units earned. Except as provided by Section 1.6 hereof, all payment for Restricted Units earned shall be made in common units representing limited partnership interests in the Partnership. The number of common units paid shall be equal to the number of Restricted Units earned; provided, however, that any fractional units shall be distributed as an amount of cash equal to the Fair Market Value of such fractional unit on the date of payment.

         (b) Payment of Earned DERs. The Participant will be entitled to receive from the Company at the end of the Restricted Period, payment of an amount in cash equal to the DERs earned , as determined in accordance with the applicable provisions of Exhibit
              _____.

         Applicable federal, state and local taxes shall be withheld in accordance with Section 2.6 hereof.

1.6      CHANGE OF CONTROL.

         (a) Payment of Restricted Units. In the event of a Change of Control, the Restricted Units subject to this award will be paid to the Participant no later than ninety (90) days following the date of occurrence of such Change of Control, regardless of whether the applicable Restricted Period has expired or whether applicable performance goals or targets have been met.

                  For a Change of Control occurring within the first consecutive twelve-month period following the Date of Grant, the number of performance-based Restricted Units paid out shall be equal to the total number of Restricted Units outstanding in this award as of the Change of Control, not adjusted for any performance factors.

                  For a Change of Control occurring after the first consecutive twelve-month period following the Date of Grant, the number of performance-based Restricted Units paid out shall be the greater of:

                      (1) the total number of Restricted Units outstanding in
                  this award as of the Change of Control, not adjusted for any performance factors, or

                      (2) the total number of Restricted Units outstanding in
                  this grant, multiplied by the applicable performance factors related to the Partnership's actual performance immediately prior to the Change of Control.



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005


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                  The Restricted Units subject to this award shall be payable to the Participant in cash or Units, as determined by the Committee prior to the Change of Control, as follows:

                      (3) if the Participant is to receive Units, the
                  Participant will receive the total number of Units stated above in this Section 1.6(a); or

                      (4) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Units stated above in this Section 1.6(a), multiplied by the Fair Market Value per Unit immediately prior to the Change of Control. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

         (b) Distribution Equivalents. On or before the ninetieth (90th) day following the date of occurrence of the Change of Control, the Participant will be paid an amount in cash equal to the value of the applicable DERs on the number of Units being paid pursuant to
              Section 1.6(a) hereof, for the time period immediately preceding the Change of Control.

         (c) Eligibility for Payout. Payout of Restricted Units and DERs shall be made to each Participant:

              (1) who is employed by the Company on the ninetieth (90th) day following the date of occurrence of the Change of Control; or

              (2) whose employment relationship with the Company is terminated:

                  (A) for Good Reason, or as a result of any Qualifying
                      Termination prior to the ninetieth (90th) day following the date of occurrence of the Change of Control; or

                  (B) as a result of death, permanent disability or retirement
                      (as each is determined by the Committee), that has occurred prior to the ninetieth (90th) day following the date of occurrence of the Change of Control..

         (d)  Qualifying Termination - shall mean the following:

              (1) a termination of employment by the Company within six (6)
                  months after a Change of Control, other than for Cause, death or permanent disability;

              (2) a termination of employment by the Participant within six (6)
                  months after a Change of Control for one or more of the following reasons:

                  (i) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change of Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change of Control, in each case except in connection with such Participant's termination of employment by the Company for Cause; or

                  (ii) a reduction by the Company in the Participant's combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change of Control; or

                  (iii) the Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005

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                         obligations during the period of twelve (12)
                         consecutive months immediately preceding the Change of Control;

                  provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (d), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

              (3) before a Change of Control, a termination of employment by the
                  Company, other than a termination for Cause, or a termination of employment by the Participant for one of the reasons set forth in (2) above, if the affected Participant can demonstrate that such termination or circumstance in (2) above leading to the termination:

                  (i) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change of Control; or

                  (ii) otherwise occurred in connection with a Change of
                       Control;

                  provided, however, that in either such case, a Change of Control actually occurs within one (1) year following the Participant's employment termination date.

1.7      TERMINATION OF EMPLOYMENT.

         (a) Death, Disability or Retirement. The Committee has determined that, with regard to any particular Restricted Period, no portion of the Participant's Restricted Units, and related DERs, for such Restricted Period shall be forfeited as a result of the occurrence, prior to the end of that Restricted Period, of either of the following :

              (1) the death of the Participant; or

              (2) the termination of the Participant's employment with the
                  Company by reason of retirement or permanent disability (as each is determined by the Committee).

              Instead, the Participant's Restricted Units, and related DERs, earned for such Restricted Period shall remain and be paid out as though the Participant had continued in the employment of the Company through the end of the applicable Restricted Period.

              The Participant's Restricted Units, and related DERs will remain subject to adjustment for any performance factors in accordance with the applicable provisions of Exhibit _____ attached hereto, and will be paid out only as, if, and when the applicable performance goals have been met and the Restricted Period has ended, just as though the Participant had continued in the employment of the Company through the end of the Restricted Period.

         (b)  Other Termination of Employment. Except as provided in Sections
              1.6 and 1.7(a) above, or as determined by the Committee, upon termination of the Participant's employment with the Company at any time prior to the end of the Restricted Period, the Participant shall forfeit 100% of such Participant's Restricted Units, together with the related DERs, and the Participant shall not be entitled to receive any common units, representing limited partnership interests of the Partnership, or any payment in respect of any DERs, regardless of the level of performance goals achieved for all or any part of the Restricted Period.



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005

                                   ARTICLE II
                               GENERAL PROVISIONS

2.1 NON-ASSIGNABILITY. The Restricted Units and the related earned DERs covered by this Agreement shall not be assignable or transferable by the Participant, except by will or the laws of descent and distribution, unless otherwise provided by the Committee. During the life of the Participant, the Restricted Units and the related DERs covered by this Agreement shall be payable only to the Participant or the guardian or legal representative of such Participant, unless the Committee provides otherwise.

2.2 HEIRS AND SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. In the event of the Participant's death prior to payment of the Restricted Units and/or the related DERs, payment may be made to the estate of the Participant to the extent such payment is otherwise permitted by this Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the legal representative or representatives of the estate of the Participant.

2.3 NO RIGHT OF CONTINUED EMPLOYMENT. The receipt of this award does not give the Participant, and nothing in the Plan or in this Agreement shall confer upon the Participant, any right to continue in the employment of the Company or any of its subsidiaries. Nothing in the Plan or in this Agreement shall affect any right which the Company or any of its subsidiaries may have to terminate the employment of the Participant. The payment of earned Restricted Units, and the related DERs, under this Agreement shall not give the Company or any of its subsidiaries any right to the continued services of the Participant for any period.

2.4 RIGHTS AS A LIMITED PARTNER. Neither the Participant nor any other person shall be entitled to the privileges of ownership of common units, representing limited partnership interests in the Partnership, or otherwise have any rights as a limited partner, by reason of the award of the Restricted Units covered by this Agreement or any Partnership common units, issuable in respect of such Restricted Units, unless and until such common units have been validly issued to such Participant or such other person as fully paid common units, representing limited partnership interests in the Partnership.

2.5 REGISTRATION OF COMMON UNITS. Notwithstanding any other provision of this Agreement, the Restricted Units shall not be or become payable in whole or in part unless a registration statement with respect to the common units subject thereto has been filed with the Securities and Exchange Commission and has become effective.

2.6 TAX WITHHOLDING. All distributions under this Agreement are subject to withholding of all applicable taxes.

         (a) Payment in Common Units. Immediately prior to the payment of any common units to Participant in respect of earned Restricted Units, the Participant shall remit an amount sufficient to satisfy any Federal, state and/or local withholding tax due on the receipt of such common units. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of common units representing limited partnership interests in the Partnership and otherwise payable to Participant in respect of such earned Restricted Units.



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005

         (b) Payment in Cash. Cash payments in respect of any earned Restricted Units, and/or the related DERs, shall be made net of any applicable federal, state, or local withholding taxes.

2.7 ADJUSTMENTS. In the event of any change in the outstanding common units by reason of a distribution of common units, re-capitalization, merger, consolidation, split-up, combination, exchange of common units or the like, the Committee may appropriately adjust the number of common units which may be issued under the Plan, the number of common units payable with respect to the Award, and/or any other Restricted Units previously granted under the Plan, and any and all other matters deemed appropriate by the Committee.

2.8 LEAVES OF ABSENCE. The Committee shall make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

         (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and

         (b) the impact, if any, of any such leave of absence on any prior awards made to the Participant under the Plan.

2.9 ADMINISTRATION. Pursuant to the Plan, the Committee is vested with conclusive authority to interpret and construe the Plan, to adopt rules and regulations for carrying out the Plan, and to make determinations with respect to all matters relating to this Agreement, the Plan and awards made pursuant thereto. The authority to manage and control the operation and administration of this Agreement shall be likewise vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee, and any decision made by the Committee with respect to this Agreement, shall be final and binding.

2.10 EFFECT OF PLAN; CONSTRUCTION. The entire text of the Plan is expressly incorporated herein by this reference and so forms a part of this Agreement. In the event of any inconsistency or discrepancy between the provisions of this Restricted Unit Agreement and the terms and conditions of the Plan under which such Restricted Units are granted, the provisions in the Plan shall govern and prevail. The Restricted Units, the related DERs and this Agreement are each subject in all respects to, and the Company and the Participant each hereby agree to be bound by, all of the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms; provided, however, that no such amendment shall deprive the Participant, without such Participant's consent, of any rights earned or otherwise due to Participant hereunder.

2.11 AMENDMENT. This Agreement shall not be amended or modified except by an instrument in writing executed by both parties to this Agreement, without the consent of any other person, as of the effective date of such amendment.

2.12 CAPTIONS. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Agreement for purposes of interpreting, construing or applying this Agreement and will not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms and conditions.

2.13 GOVERNING LAW. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS INSTRUMENT SHALL EXCLUSIVELY BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005

         GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WHICH SHALL GOVERN.

2.14 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested. Notices to the Company shall be deemed to have been duly given or made upon actual receipt by the Company. Such communications shall be addressed and directed to the parties listed below (except where this Agreement expressly provides that it be directed to another) as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder:

         (a)  if to the Company:        SunOCO PARTNERS LLC
                                        Board of Directors
                                        Ten Penn Center
                                        1801 Market Street
                                        Philadelphia, Pennsylvania, 19103-1699
                                        Attention: Vice President, General
                                                   Counsel and Secretary

         (b)  if to the Participant:    to the address for Participant as it
                                        appears on the Company's records.

2.15 SEVERABILITY. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

2.16 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and supersedes any and all other agreements, oral or written, between the parties hereto, in respect of the subject matter of this Agreement and embodies the entire understanding of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day first above written.

                                             SUNOCO PARTNERS LLC


                                          By:
                                             -----------------------------------
                                             Deborah M. Fretz
                                             President & Chief Executive Office


                                          By:
                                             -----------------------------------
                                             Participant



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                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005

                                                                 Exhibit _______


                               SUNOCO PARTNERS LLC
                            LONG TERM INCENTIVE PLAN

                             RESTRICTED UNIT AWARDS
                             ____________ GRANT DATE
                          (THE "_______ REGULAR GRANT")

                      PERFORMANCE CRITERIA AND METHODOLOGY

METHODOLOGY         The Restricted Period for this award runs from __________
                    through __________. This Exhibit A describes the methodology used to determine the portion of the Participant's _____
                    Regular Grant that will vest on ____________, based upon the level of achievement by Sunoco Logistics Partners L.P. (the
                    "Partnership") of specified targets for distributable cash flow during the period from ____________ to __________. In no event will any vested portion of the award become payable until the end of the Restricted Period (i.e., __________).

WEIGHTING           The following methodology will be used to determine the
                    number of Restricted Units earned at ____________:

                         [Formula for calculating Restricted Units earned]


COMPANY PERFORMANCE GOALS:

                           [Description of applicable performance goals]


                                 Exhibit _______

                         FORM OF RESTRICTED UNIT AGREEMENT (GENERIC PERFORMANCE)
                                                            AS OF APRIL 21, 2005